Nugget Sparks, LLC

dba Nugget Casino Resort

Financial Report

December 31, 2022

Contents

Independent auditor’s report	1-2
Financial statements
Balance sheet	3
Statement of income	4
Statement of members’ equity	5
Statement of cash flows	6
Notes to financial statements	7-14

Independent Auditor’s Report

Board of Members

Nugget Sparks, LLC

Opinion

We have audited the financial statements of Nugget Sparks, LLC (the Company), which comprise the balance sheet as of December 31, 2022, the related statements of income, members’ equity and cash flows for the year then ended, and the related notes to the financial statements (collectively, the financial statements).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

As discussed in Note 1 to the financial statements, the Company adopted the provisions of Financial Accounting Standards Board Accounting Standards Update Topic 842, Leases, on January 1, 2022. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ RSM US LLP

RSM US LLP

Las Vegas, Nevada

May 31, 2023

Balance Sheet

December 31, 2022

Assets

Current assets:
Cash	$5,434,920
Accounts receivable, net	2,218,249
Inventories	3,014,381
Prepaid expenses and other current assets	2,476,864
Total current assets	13,144,414

Property and equipment, at cost:
Furniture, fixtures and equipment	93,178,129
Construction in progress	232,931
93,411,060
Accumulated depreciation	(50,690,108)
Total property and equipment	42,720,952

Right-of-use assets	241,635,924
Intangible asset, net	1,555,556
Other noncurrent assets	355,519
Total other assets	243,546,999

$299,412,365

Liabilities and Members' Equity

Current liabilities:
Outstanding checks in excess of bank balance	$761,517
Accounts payable	2,141,503
Accrued payroll	1,676,932
Other accrued expenses	3,145,885
Related-party payable	1,616,852
Deferred revenue	462,048
Lease liabilities, current	2,756,028
Total current liabilities	12,560,765

Lease liabilities, non-current	239,249,209
251,809,974
Commitments and contingencies (Note 7)

Members' equity	47,602,391

$299,412,365

See notes to financial statements.

Nugget Sparks,  LLC

Statement of Income

Year Ended December 31, 2022

Operating revenues:
Casino	$48,693,249
Food and beverage	15,079,852
Hotel	24,352,727
Entertainment	5,000,789
Other	5,983,098
Operating revenues	99,109,715

Operating expenses:
Casino	13,214,740
Food and beverage	16,834,122
Hotel	11,419,337
Entertainment	4,961,724
Other	4,254,369
General and administrative	34,525,232
Depreciation and amortization	10,564,209
Total operating expenses	95,773,733

Operating income	3,335,982

Non-operating (expense):
Interest expense	(223,164)
Loss on disposal of assets	(34,253)
Total non-operating expenses	(257,417)

Net income	$3,078,565

See notes to financial statements.

Nugget Sparks,  LLC

Statement of Members’ Equity

Year Ended December 31, 2022

Members' equity, beginning	$87,801,756
Distributions	(43,277,930)
Net income	3,078,565

Members' equity, ending	$47,602,391

See notes to financial statements.

Nugget Sparks,  LLC

Statement of Cash Flows

Year Ended December 31, 2022

Cash flows from operating activities:
Net income	$3,078,565
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,564,209
Amortization of operating right of use asset	369,313
Loss on disposal of assets	34,253
Changes in working capital components:
Accounts receivable, net	(647,139)
Inventories	(518,880)
Prepaid expenses and other current assets	(438,830)
Deferred revenue	191,384
Accounts payable, accrued expenses and other liabilities	(927,300)
Related party payable	(5,656,250)
Net cash provided by operating activities	6,049,325

Cash flows from investing activities:
Purchases of property and equipment	(5,641,877)
Decrease in other noncurrent assets	4,790
Net cash used in investing activities	(5,637,087)

Cash flows from financing activities:
Net change in outstanding checks in excess of bank balance	80,907
Net cash provided by financing activities	80,907

Net increase in cash and cash equivalents	493,145

Cash, beginning of year	4,941,775

Cash, end of year	$5,434,920

Supplemental disclosure of cash flow information:
Cash payments for interest	$223,164

Supplemental schedule of noncash investing and financing activities:
Transfer of land and buildings to Marnell Gaming, LLC	$(43,277,930)

Release of financing obligation	$6,220,000

See notes to financial statements.

Nugget Sparks LLC

Notes to Financial Statements

Note 1.Nature of Business and Summary of Significant Accounting Policies

Nature of business: Nugget Sparks, LLC (NS) (the Company), a Nevada limited liability company and a wholly owned subsidiary of Marnell Gaming, LLC (MG) owns and operates the Nugget Casino Resort, which is located in Sparks, Nevada.

A summary of the Company’s significant accounting policies follows:

Use of estimates: The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. Those principles require the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates included in these financial statements include the incremental borrowing rate (IBR) used in calculating the lease liabilities and right-of-use assets described in Note 3 and calculating enterprise fair value in consideration of goodwill impairment. Actual results could differ from those estimates.

Cash: The Company maintains bank accounts at financial institutions, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Accounts receivable: The Company’s accounts receivable primarily represent amounts due from patrons for gaming, hotel and other activities. Accounts receivable are carried at the original transaction amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. The Company does not charge interest on accounts receivable. The allowance for doubtful accounts was approximately $11,000 as of December 31, 2022.

Inventories: Inventories consist primarily of food and beverage stock, hotel supplies, uniforms and linens, and are stated at the lower of cost or net realizable value. Cost is determined by the first-in, first- out method.

Prepaid expenses and other current assets: Prepaid expenses and other current assets consist primarily of prepaid gaming taxes as well as general deposits and prepaid operating expenses.

Property and equipment: Property and equipment are stated at cost less accumulated depreciation. Costs of repairs and maintenance are charged to expense as incurred. The cost and accumulated depreciation of property and equipment retired, or otherwise disposed of, are eliminated from the respective accounts and any resulting gain or loss is included in operating expenses. Construction in progress is not depreciated until the assets are placed in service. Other property and equipment are generally depreciated over the estimated useful lives on a straight-line basis. Furniture, fixtures and equipment estimated useful lives range from three years to 20 years.

Depreciation expense of property and equipment for the year ended December 31, 2022, was approximately $10,377,000.

Nugget Sparks LLC

Notes to Financial Statements

Note 1.Nature of Business and Summary of Significant Accounting Policies (Continued)

Goodwill: The Company initially recorded goodwill as a result of the 2016 business combination. The Company tests its recorded goodwill for impairment on an annual basis, or more often if indicators of potential impairment exist, by determining if the carrying value of the reporting unit exceeds its estimated fair value. Factors that could trigger an interim impairment test include, but are not limited to, underperformance relative to historical or projected future operating results, significant changes in the manner of use of the acquired assets or the Company's overall business, significant negative industry or economic trends and a sustained period where market capitalization plus an appropriate control premium is less than stockholders' equity. During 2020, the Company estimated the fair value of the Company exceeded its carrying amount resulting in goodwill being fully impaired.

Intangible assets: Intangible assets are composed of customer relationships and trademarks/trade names. Intangible assets are amortized over their estimated lives using the straight-line method. The Company evaluates the remaining useful lives of its intangible assets each reporting period to determine whether events or circumstances warrant a revision to the remaining period of amortization. If the estimate of an intangible asset’s remaining useful life has changed, the remaining carrying amount of the intangible asset is amortized prospectively over the revised remaining useful life. The Company has not revised its estimates of the useful lives of its intangible assets during the year ended December 31, 2022.

Long-lived assets: The Company evaluates property and equipment and other long-lived assets for impairment. Long-lived assets and assets to be held and used are to be reviewed for possible impairment whenever events or circumstances indicate the carrying value of an asset may not be recoverable. If indications are that the carrying amount of an asset may not be recoverable, the Company estimates future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If these cash flows are less than the carrying amount of the asset or asset group, an impairment loss must be recognized to write down the asset to its estimated fair value. The Company recorded no impairment losses during the year ended December 31, 2022.

Deferred revenue: Deferred revenue represents room deposits and ticket sales received prior to service being provided. Deferred revenues are recognized as revenue once the services are provided, which is expected within 12 months of receipt.

Revenue recognition: The Company follows Financial Accounting Standards Board (FASB), Accounting Standard Update (ASU) 2014-09, Revenue From Contracts With Customers (Topic 606), and all related amendments. The Company’s revenue from contracts with customers consists of casino wagers transactions, hotel room sales, food and beverage transactions, entertainment shows and retail transactions. Revenue for these transactions is recognized at the point of time these transactions occur. There are no revenue streams recognized over time.

The transaction price for a casino wager is the difference between gaming wins and losses (net win). The Company accounts for casino revenue on a portfolio basis given the similar characteristics of wagers by recognizing net win per gaming day versus on an individual wager basis.

For casino wager transactions that include other goods and services provided by the Company to gaming patrons on a discretionary basis to incentivize gaming, the Company allocates revenue from the casino wager transaction to the good or service delivered based upon stand-alone selling price (SSP).

Nugget Sparks LLC

Notes to Financial Statements

Note 1.Nature of Business and Summary of Significant Accounting Policies (Continued)

For casino wager transactions that include incentives earned by customers under the Company’s loyalty programs, the Company allocates a portion of net win based upon the SSP of such incentive (less estimated breakage). This allocation is deferred and recognized as revenue when the customer redeems the incentive. When redeemed, revenue is recognized in the department that provides the goods or service. After allocating revenue to other goods and services provided as part of casino wager transactions, the Company records the residual amount to casino revenue.

The casino will occasionally furnish various food and beverage, rooms and merchandise to its patrons without charge. The incentives provided to gaming customers were approximately $18,495,000 for the year ended December 31, 2022 and are included in operating expenses within the statement of income.

The transaction price of rooms, food and beverage, and retail contracts is the net amount collected from the customer for such goods and services. The transaction price for such contracts is recorded as revenue when the good or service is transferred to the customer over their stay at the hotel or when the delivery is made for the food and beverage, and retail and other contracts. Sales and usage-based taxes are excluded from revenues.

The Company also has other contracts that include multiple goods and services, such as packages that bundle food, beverage, or entertainment offerings with hotel stays and convention services. For such arrangements, the Company allocates revenue to each good or service based on its relative SSP. The Company primarily determines the SSP of rooms, food and beverage, entertainment and retail goods and services based on the amount that the Company charges when sold separately in similar circumstances to similar customers.

Contract and contract-related liabilities: There may be a difference between the timing of cash receipts from the customer and the recognition of revenue, resulting in a contract or contract-related liability. The Company generally has three types of liabilities related to contracts with customers: (1) outstanding chip liability, which represents the amounts owed in exchange for gaming chips held by a customer; (2) loyalty program obligations, which represents the deferred allocation of revenue relating to loyalty program incentives earned, as discussed above; and (3) customer advances and other, which is primarily funds deposited by customers before gaming play occurs (casino front money) and advance payments on goods and services yet to be provided such as advance ticket sales and deposits on rooms and convention space or for unpaid wages. These liabilities are generally expected to be recognized as revenue within one year of being purchased, earned, or deposited and are recorded within accrued expenses on the Company’s balance sheet and totaled approximately $822,000 for the year ended December 31, 2022.

Sales taxes: The Company reports revenues net of sales taxes collected and remitted.

Gaming taxes: The Company is subject to the State of Nevada taxes based on gross gaming revenue. These gaming taxes are recorded as an expense within the casino line item in the accompanying statement of income. These taxes totaled approximately $3,159,000 for the year ended December 31, 2022.

Progressive jackpot liabilities: The Company has a number of progressive jackpot slot machines and progressive poker jackpots. As the machines are played, the amount available to win increases and will be paid out when the appropriate jackpot is won. In accordance with common industry practice, the Company has recorded the progressive jackpots as a liability, less base jackpot, with a corresponding charge against gaming revenue. Progressive jackpot liability was approximately $778,000 and is included in other accrued expenses at December 31, 2022.

Nugget Sparks LLC

Notes to Financial Statements

Note 1.Nature of Business and Summary of Significant Accounting Policies (Continued)

The Company also has available for customer play wide-area progressive slot machines that are interlinked with other unrelated casinos. These machines are monitored and maintained by the vendor and the Company is required to remit a percentage of coin-in to the respective vendor. Fees paid to the vendor and all other administrative charges are recorded as an expense within the casino line item in the accompanying statement of income. Total expense for the year ended December 31, 2022, was approximately $658,000.

Participation and third-party license arrangements: The Company leases certain slot machines from gaming equipment manufacturers under participation arrangements, whereby the gaming manufacturer receives a percentage of the handle or net win associated with the leased machines. The Company also pays third-party license fees for proprietary games. Fees paid under participation arrangements and third- party license arrangements, which do not meet lease accounting criteria, are recorded as an expense within the casino line item in the accompanying statement of income. Total expense for the year ended December 31, 2022, was approximately $506,000.

Loyalty programs: The Company’s slot club programs (the Slot Programs) allow customers to redeem points earned from their gaming activity at the respective property for cash, free play, complimentary food, beverage, rooms and merchandise. Because redemption of points does not displace a significant number of paying customers and the value of the awards is not significant compared to the original revenue transaction, the Company records revenue for the original transaction and a liability for the value of points earned by members of the Slot Programs. The value of the points is determined by referencing the cash value of points expected to be redeemed for cash or free play, and the incremental (departmental) cost of points expected to be redeemed for complimentary goods or services. The liability is reduced by points not expected to be redeemed (breakage). At the time redeemed, the retail value of complementaries under the Slot Programs is recorded as contra revenue. The cost associated with complimentary food, beverage, rooms, entertainment and merchandise redeemed under the Slot Programs is recorded in operating expenses. The cost of points redeemed for cash or free play is recorded as a reduction of gaming revenue. The total liability for the loyalty program at December 31, 2022, was approximately $703,000.

Advertising costs: Advertising costs, with the exception of television, radio, magazine or direct-response advertising, are expensed as incurred. Television, radio and magazine advertising are expensed the first time the respective advertising appears. Advertising costs included in general and administrative expenses was approximately $744,000 for the year ended December 31, 2022.

Income taxes: As a limited liability company, the Company’s income or loss is allocated to the members. Accordingly, no provision is made in the accounts of the Company for federal income taxes; as such, taxes are liabilities of the members.

The Company follows guidance issued by the FASB on accounting for uncertainty in income taxes, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Management has evaluated the Company’s tax positions and concluded that the Company had taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance.

Nugget Sparks LLC

Notes to Financial Statements

Note 1.Nature of Business and Summary of Significant Accounting Policies (Continued)

Recently adopted accounting pronouncements: In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations related to their leasing arrangements. This comprehensive new standard amends and supersedes existing lease accounting guidance and is intended to increase transparency and comparability among organizations by recognizing right-of-use (ROU) lease assets and lease liabilities on the balance sheet and requiring disclosure of key information about leasing arrangements. Lease expense continues to be recognized in a manner similar to legacy U.S. GAAP. The Company adopted the new lease standard on January 1, 2022, using the optional transition method to the modified retrospective approach. Under this transition provision, results for reporting periods beginning on January 1, 2022, are presented under Topic 842, while prior period amounts continue to be reported and disclosed in accordance with the Company’s historical accounting treatment under ASC Topic 840, Leases.

To reduce the burden of adoption and ongoing compliance with Topic 842, a number of practical expedients and policy elections are available under the new guidance. The Company elected the “package of practical expedients” permitted under the transition guidance, which among other things, did not require reassessment of whether contracts entered into prior to adoption are or contain leases, and allowed carryforward of the historical lease classification for existing leases. The Company has not elected to adopt the “hindsight” practical expedient, and therefore will measure the ROU asset and lease liability using the remaining portion of the lease term at adoption on January 1, 2022.

The Company made an accounting policy election under Topic 842 not to recognize right-of-use (ROU) assets and lease liabilities for leases with a term of twelve months or less. For all other leases, the Company recognizes ROU assets and lease liabilities based on the present value of lease payments over the lease term at the commencement date of the lease (or January 1, 2022 for existing leases upon the adoption of Topic 842). The ROU assets also include any initial direct costs incurred and lease payments made at or before the commencement date and are reduced by any lease incentives.

Future lease payments may include fixed rent escalation clauses or payments that depend on an index (such as the consumer price index). Subsequent changes an index and other periodic market-rate adjustments to base rent are recorded in variable lease expense in the period incurred. Payments for terminating the lease are included in the lease payments only when it is probable, they will be incurred.

The Company’s leases may include a non-lease component representing additional services transferred to the Company, such as common area maintenance for real estate. The Company made an accounting policy election to account for each separate lease component and the non-lease components associated with that lease component as a single lease component. Non-lease components that are variable in nature are recorded in variable lease expense in the period incurred.

The Company uses its estimated incremental borrowing rate to determine the present value of lease payments, as the Company’s leases do not have a readily determinable implicit discount rate. The estimated incremental borrowing rate is the rate of interest the Company would have to pay to borrow on a collateralized basis over a similar term and amount in a similar economic environment.

Adoption of Topic 842 resulted in the recording of ROU assets and lease liabilities related to the Company’s operating leases of approximately $324,000 on January 1, 2022. The adoption of the new lease standard did not materially impact our net income or cash flows and did not result in a cumulative- effect adjustment to the opening balance of members’ equity.

Subsequent events: The Company has evaluated subsequent events through May 16, 2023, the date on which the financial statements were available for issuance.

Nugget Sparks LLC

Notes to Financial Statements

Note 2.Intangible Asset – Trademark

In May 2016, in conjunction with the acquisition of the Nugget Casino Resort, a valuation was performed by an independent third party as to the fair value of the assets acquired and liabilities assumed.

Intangible assets consisted of the following as of December 31, 2022:

	Useful Life (In Years)	Weighted- Average Remaining Useful Life (In Years)	Approximate Gross Carrying Amount	Accumulated Amortization	Approximate Net Carrying Value

Trademarks and trade names	15	8.33	$2,800,000	$1,244,000	$1,556,000

For the year ended December 31, 2022, amortization expense was approximately $187,000. Future amortization expense for intangible assets subject to amortization is as follows:

Years ending December 31:
2023	$186,667
2024	186,667
2025	186,667
2026	186,667
2027	186,667
Thereafter	622,221
$1,555,556

Note 3.Leases

Lessee:

The Company determines if an arrangement is or contains a lease at inception, which is the date on which the terms of the contract are agreed to, and the agreement creates enforceable rights and obligations. Under Topic 842, a contract is or contains a lease when (i) explicitly or implicitly identified assets have been deployed in the contract and (ii) the customer obtains substantially all of the economic benefits from the use of that underlying asset and directs how and for what purpose the asset is used during the term of the contract. The Company also considers whether its service arrangements include the right to control the use of an asset.

NS leases equipment from unrelated parties under operating lease agreements that have terms from transition ranging from 2 to 3 years. On April 1, 2022, NS entered into an operating lease agreement for land and buildings from a related party, Smooth Bourbon, LLC (SB), with an initial term of 35 years, with four separate options to renew for additional five-year terms. NS’s equipment leases generally do not contain any material restrictive covenants. NS’s land and building lease contains a minimum capital expenditure requirement whereby NS is required to expend capital expenditures on qualifying capital improvements with respect to the leased property of at least one percent (1%) of the sum of net revenue from the leased property during each fiscal year and the preceding two fiscal years (or less than- three-year period, as applicable).

Nugget Sparks LLC

Notes to Financial Statements

Note 3.Leases (Continued)

Operating lease cost is recognized on a straight-line basis over the lease term. The components of lease expense are as follows:

Operating lease cost	$11,830,014
Short-term lease cost	1,394,517
Total lease cost	$13,224,531

Rent expense was approximately $13,225,000 for the year ended December 31, 2022. Short-term lease expenses were approximately $1,395,000 for the year ended December 31, 2022. Both are included in general and administrative expenses on the statement of income.

Supplemental cash flow information related to leases is as follows:

Operating cash outflows - payments on operating leases	$11,378,495
Right of use assets obtained in exchange for new lease obligations	241,311,924

Supplemental balance sheet information related to leases is as follows:

Operating lease assets	$241,635,924
Operating lease liabilities	242,005,237
Weighted-average remaining lease term - operating lease	34.25 years
Weighted-average discount rate - operating lease	5.21%

Future undiscounted cash flows for each of the next five years and thereafter and reconciliation to the lease liabilities recognized on the balance sheet as of December 31, 2022, is as follows:

Years ending December 31:
2023	$15,231,161
2024	15,333,117
2025	15,456,534
2026	15,638,013
2027	15,833,489
Thereafter	453,537,028
Total lease payments	531,029,342
Less imputed interest	(289,024,105)
Total present value of lease liabilities	$242,005,237

Lessor:

NS leases space on the casino floor to various third parties. The revenue associated with these leases is recorded on a straight-line basis as other revenue on the statement of income. For the year ended December 31, 2022 NS recognized approximately $64,000 of lessor revenues related to the rental of space. Rental arrangements vary in duration with termination dates up to January 31, 2028.

Nugget Sparks LLC

Notes to Financial Statements

Note 4.Benefit Plans

The Company has a qualified 401(k) plan for eligible employees that allows employees to make contributions from 1% to 30% of their annual compensation, not to exceed the statutory limit. The Company may, at its discretion, elect to match employee contributions. During the year ended December 31, 2022, the Company matched employee contributions in the amount of approximately

$245,000.

Note 5.Definitive Agreement to Sell Nugget Sparks, LLC and Distribution of Real Property

On February 22, 2022, MG entered into a definitive agreement with Century Casinos, Inc. (CNTY) to sell NS. Pursuant to the agreement, CNTY will purchase 100% of the membership interests in NS for

$100,000,000, subject to approval from the Nevada Gaming Commission. As of December 31, 2022, the Nevada Gaming Commission had not yet approved the transaction. In advance of the NS sale, on March 8, 2022, certain land, buildings and improvements of approximately $43,278,000 previously carried on NS’s books were transferred to MG via a distribution. Subsequent to the year ended December 31, 2022, approval from the Nevada Gaming Commission was obtained and the sale of NS to CNTY was completed in April 2023.

Note 6.Related-Party Transactions

The Company has entered into a casino/hotel management agreement with Marnell Gaming Management, LLC, whose members are the Anthony A. Marnell III Trust and Marnell Sporthorses, LLC, which provides for a fixed annual management fee of $1,000,000, payable quarterly, plus manager’s costs, as defined, so long as the credit agreement is not in default. Any unpaid fees accrue and are payable at such time as the Company is no longer in default. The Company made payments of approximately $1,498,000 during the year ended December 31, 2022. The management agreement expired in May 2021 and automatically renews on a year-to-year basis.

NS has a related-party payable with MG of $1,616,852 at December 31, 2022. NS recorded interest expense with MG and SB totaling $35,486 and $187,678 for the year ended December 2022.

Note 7.Commitments and Contingencies

Litigation: The Company is involved in litigation arising in the normal course of business. In the opinion of management, such litigation and claims will not have a material effect on the Company’s financial condition, results of operations or cash flows. The Company believes there is a sufficient amount accrued to satisfy any settlements of outstanding claims.